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                                                                   EXHIBIT 14(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-14 of our two reports each dated February 4, 2003, relating to the financial statements and financial highlights of INVESCO VIF - Telecommunications Fund and INVESCO VIF - Technology Fund (two of the portfolios constituting INVESCO Variable Investment Funds, Inc.), which appear in such Registration Statement. Such financial statements are supplemented by the subsequent events disclosures contained in this registration statement under the heading "Certain Civil Proceedings and Lawsuits" and in the Prospectus Supplement dated January 16, 2004. We also consent to the references to us under the headings "Comparison of Principal Service Providers", "Financial Highlights", "What the Proposed Redomestication Will Involve", "Independent Public Accountants" and "Financial Information" in such Registration Statement.




PricewaterhouseCoopers LLP

Houston, Texas
February 24, 2004